Joint Filer Information

Title of Security:	Common Stock
Issuer & Ticker Symbol:	Globe Specialty Metals, Inc. (GSM)
Designated Filer:	Luxor Capital Group, LP
Other Joint Filers:

Luxor Capital Partners, LP (the “Onshore Fund”);

Luxor Spectrum, LLC (the “Spectrum Onshore Fund”);

Luxor Capital Partners Offshore, Ltd. (the “Offshore Fund”);

Luxor Spectrum Offshore, Ltd. (the “Spectrum Offshore Fund”);

Luxor Management, LLC (“Luxor Management”);

LCG Holdings, LLC (“LCG Holdings”); and

Christian Leone

Addresses:

The address of each of the Onshore Fund, the Spectrum Onshore Fund, Luxor Management, LCG Holdings and Mr. Leone is 767 Fifth Avenue, 19th Floor, New York, New York 10153.

The address of each of the Offshore Fund and the Spectrum Offshore Fund is c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

Signatures:

Dated: July 31, 2009

LUXOR CAPITAL PARTNERS, LP

By: LCG Holdings, LLC, as General Partner

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE, LTD.

By: Luxor Capital Group, LP, as investment manager

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR SPECTRUM, LLC

By: LCG Holdings, LLC, as Managing Member

By: /s/ Norris Nissim
Norris Nissim,

General Counsel

LUXOR SPECTRUM OFFSHORE, LTD.

By: Luxor Capital Group, LP, as investment manager

By: /s/ Norris Nissim

Norris Nissim,

General Counsel

LUXOR CAPITAL GROUP, LP

By: Luxor Management, LLC, as General Partner

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

LCG HOLDINGS, LLC

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

LUXOR MANAGEMENT, LLC

By: /s/ Norris Nissim
Norris Nissim,
General Counsel

/s/ Christian Leone

Christian Leone